Exhibit 99.1

Chembio Appoints James D. Merselis to Board of Directors

MEDFORD, N.Y. (March 20, 2008) – Chembio Diagnostics, Inc. (OTCC/BB: CEMI) today announced that James D. Merselis has been appointed to the Company’s Board of Directors, increasing the number of directors to five, including a majority of  independent directors.

From 2002 through 2007 Mr. Merselis was President, CEO and a director of HemoSense, Inc., a point-of-care diagnostic company focused initially on blood coagulation systems for monitoring patients taking warfarin. At HemoSense, he led the Company’s development from a pre-revenue, venture-backed start-up through an initial public offering and on to a successful organization selling products in more than 20 countries and a market share exceeding 25% in the U.S. professional segment.  In August 2007 Mr. Merselis negotiated the sale of HemoSense to Inverness Medical Innovations.   Previously he was President and CEO of Micronics, Inc., where he established key relationships with Amgen, Honeywell and Waytek, and helped transform Micronics from a research project to one focused on commercializing microfluidics tools. Earlier in his career Mr. Merselis was with Boehringer Mannheim, where he advanced through a variety of positions in the U.S. and Europe over a period of more than 20 years, lastly as Senior Vice President and Director of the Company’s U.S. Laboratory Diagnostics business.  Mr. Merselis holds a Bachelor of Science (Pre-Med) from Nebraska Wesleyan University and an Advanced Management Program Certificate from Harvard Business School.

“We are delighted to welcome Jim to our Board of Directors as his considerable experience and successful track record – particularly with point-of-care clinical diagnostics – will be of great value as we expand our product portfolio, leverage proprietary technology and establish Chembio as an industry leader,” said Larry Siebert, Chembio’s president and chief executive officer.  “Jim’s proven abilities in organizational development, product commercialization and financing, among other strengths, are ideal for Chembio, and we look forward to benefiting from his insight and advice.”

About Chembio Diagnostics
Chembio Diagnostics, Inc., a developer and manufacturer of proprietary rapid diagnostic tests, participates in the growing $5 billion point-of-care testing market.  Chembio’s two U.S. Food and Drug Administration (FDA) PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by a third-party company. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio also has rapid tests for veterinary tuberculosis and Chagas disease.  In 2007 Chembio received a U.S. patent for its Dual Path Platform (DPP™) technology, which has significant advantages over currently available lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP™.  Headquartered in Medford, N.Y. with approximately 100 employees, Chembio is licensed by the FDA as well as the U. S. Department of Agriculture, and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events or performance may differ materially from forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors including, but not limited to, Chembio's ability to obtain additional financing, to obtain regulatory approvals for its products in a timely manner and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof, or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's filings with the U.S. Securities and Exchange Commission.

Contacts:

Company Contact:                                                                           Investor Relations Contacts:
Chembio Diagnostics, Inc.                                                               Lippert/Heilshorn & Associates, Inc.
Matty Arce                                                                                        Anne Marie Fields (afields@lhai.com)
(631) 924-1135, ext. 123                                                                     (212) 838-3777
www.chembio.com                                                                           Bruce Voss (bvoss@lhai.com)
                                                                                                             (310) 691-7100